UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/27/2006

Owens Corning
(Exact name of registrant as specified in its charter)

Commission File Number:  1-3660

DE	34-4323452
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Owens Corning Parkway, Toledo, OH 43659
(Address of principal executive offices, including zip code)

419-248-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 27, 2006, Ronald R. Ranallo, age 46, was named Vice President and Corporate Controller of Owens Corning (the Corporation's principal accounting officer), replacing Roy D. Dean who has assumed the position of Vice President and President, Insulating Systems Business.

Prior to assuming his new position, Mr. Ranallo served as Vice President and Acting General Manager of the Owens Corning Construction Services (OCCS) business, after having previously served as Vice President and Controller of OCCS. Prior to that, Mr. Ranallo held a variety of other leadership positions in finance and sourcing at Owens Corning, after joining the Corporation in 1999 from the Eaton Corporation.

Mr. Ranallo will continue to be covered by a pre-existing severance arrangement providing for payment of an amount equal to his base salary plus annual incentive bonus (based on an average of his three previous years' annual incentive payments or one-half of his average participating salary under the annual incentive plan for the preceding three years, whichever is greater), plus continuation of insurance benefits for up to one year, in the event of his termination other than for permanent total disability or cause.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: March 27, 2006	By:	/s/ Stephen K. Krull
Stephen K. Krull
Senior Vice President, General Counsel and Secretary